Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 of our report dated March 16, 2017 on the consolidated financial statements of Franklin Financial Network, Inc. appearing in the Annual Report on Form 10-K of Franklin Financial Network, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Franklin, Tennessee

February 26, 2018